FORM 8 - K

                                CURRENT REPORT



                    Filed Pursuant to Section 13 or 15 (d) of
                       THE SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):

                              December 20, 1996
                             -------------------




                             Tone Products, Inc.
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)



        Arkansas                       0-4289                  71-0390957
    ----------------             -------------------       ------------------
 (State or other jurisdiction (Commission File Number)       (IRS Employer
     of incorporation)                                  Identification Number)



            2129 North 15th Street, Melrose Park, Illinois  60160
                 ---------------------------------------------
                   (Address of principal executive offices)




                                (708) 681-3660
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              Registrant's telephone number, including area code





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ITEM 2.        Disposition of Assets


      Prior to October 15, 1996, Tone Products, Inc. (the "Company") was known as Minute Man of America, Inc. On October 15, 1996, Minute Man of America, Inc. was acquired in a reverse acquisition by, and changed its name to, Tone Products, Inc.

      On December 5, 1996, the Company, in a non-monetary transaction, disposed of all of the common stock of Gibson Specialty Corp. ("Gibson"), an Illinois Corporation, located in Des Plaines, Illinois, in exchange for 75,000 shares of its Convertible Series A preferred stock having a par value of $10 per share. Prior to the October 15, 1996, discussed above, Gibson was the sole operating segment in the Company. Gibson is a manufacturer of specialized products sold primarily to distributors in the gaming industry. Jerry Evon, the President of Gibson, was the holder of all of the preferred stock and was a member of the Board of Directors of the Company. With the completion of this transaction, Mr. Evon resigned from the Board of Directors of the Company.

      The disposal price of Gibson consisted of the following:

Net book value of Gibson Specialty                            $364,614

      The business disposed was valued at book value.


ITEM 7.        Financial Statements, Pro Forma Financial Information, and
               Exhibits


(a)   Financial Statements - none
(b)   Pro forma financial information


It is impractical at this time to provide the pro forma financial information required. The required pro form financial information will be filed no later than March 19, 1997.




                              SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:    DECEMBER 20, 1996  TONE PRODUCTS, INC.


   By:    /s/ Timothy Evon
         ----------------------------
         Name:  Timothy Evon
         Title: Director and President